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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported):       July 16, 2000
                                                 -------------------------------

                              LIBERATE TECHNOLOGIES
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               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                000-26565             94-3245315
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission          (IRS Employer
   of Incorporation)              File Number)       Identification No.)


2 Circle Star Way, San Carlos, California                   94070-6200
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


Company's telephone number, including area code:   (650) 701-4000
                                                --------------------------------


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)



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ITEM 5. OTHER EVENTS

     On July 16, 2000, Cisco Systems, Inc., a California corporation, agreed to purchase 3,963,780 shares of Liberate Technologies common stock, subject to the terms and conditions of the Stock Purchase Agreement, attached as an exhibit hereto and incorporated by reference herein.

     Pursuant to the Stock Purchase Agreement, Cisco has agreed to purchase 3,963,780 shares of Liberate common stock for $25.22844 per share, resulting in aggregate cash proceeds to Liberate of $100,000,000.00. The price per share was determined by dividing 100,000,000 by (95%) ninety-five percent of the average closing price during the last ten (10) trading days preceding the trading date immediately prior to the date of the Stock Purchase Agreement.



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ITEM 7. EXHIBITS

     Exhibit
     Number       Description
     -------      -----------

      10.43 Stock Purchase Agreement dated as of July 16, 2000 by and among Liberate Technologies and Cisco Systems, Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LIBERATE TECHNOLOGIES



Date:  July 28, 2000                  By: /s/ Nancy J. Hilker
                                         -------------------------------------

                                      Name:  Nancy J. Hilker

                                      Title: Vice President and Chief Financial
                                      Officer


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                                  EXHIBIT INDEX


     Exhibit
     Number       Description
     -------      -----------

      10.43 Stock Purchase Agreement dated as of July 16, 2000 by and among Liberate Technologies and Cisco Systems, Inc.